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                                                                 Exhibit (d)(30)

                                  (Translation)

                                                               December 18, 1999

                                                                Gary K. Sumihiro
                                                         Representative Director
                                                                N.A.J. Co., Ltd.
                                              7-1, Udagawacho, Shibuya-ku, Tokyo

                         THE RESULTS OF THE TENDER OFFER


         We hereby inform you of the results of the tender offer which was announced by the public notice dated November 18, 1999 as follows:

1.       CONTENTS OF TENDER OFFER

(1)      Name of Target Company:       Amway Japan Limited

(2)      Type of Shares and Other Securities Subject to Tender Offer:

         Shares of common stock with no par value

(3)      Tender Offer Period:          From Thursday, November 18, 1999 to
                                       Friday, December 17, 1999

2.       SUCCESS OR FAILURE OF TENDER OFFER

         This tender offer was not subject to the condition set forth in Article 27-13, paragraph 4, item 1 of the Securities and Exchange Law of Japan, and accordingly, all the tendered shares will be purchased.

3.       TOTAL NUMBER OF TENDERED SHARES AND TOTAL NUMBER OF SHARES TO BE
         PURCHASED

         (1)  Total Number of Tendered Shares:        26,340,900 shares
                                                      (10,043 persons tendered)

         (2)  Total Number of Shares to be Purchased: 26,340,900 shares

4.       MANNER AND DATE OF COMMENCEMENT OF SETTLEMENT

(1)      Manner of Settlement:

         Notice of purchase of shares will be mailed to the tendering shareholders at their addresses without delay.


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                                      -2-

         The purchase price of tendered shares will be paid in cash. Promptly after the commencement date of settlement, the Tender Offer Agent or the Sub-Agent shall remit the purchase price, (in the case of individual shareholders who elect withholding taxation of capital gains) less withholding tax equal to 1.05% of the purchase price, to the tendering shareholder (or if a Securities Dealer Intermediary is used, to said Securities Dealer Intermediary) at its designated account.

(2)      Commencement Date of Settlement:
         Wednesday, December 22, 1999

5. PLACE WHERE COPIES OF TENDER OFFER REGISTRATION STATEMENT ARE MADE AVAILABLE FOR PUBLIC INSPECTION

                           N.A.J. Co., Ltd.
                           7-1, Udagawacho, Shibuya-ku, Tokyo

                           Japan Securities Dealers Association
                           Nihonbashi Kabutocho 7-2, Chuo-ku, Tokyo